NEOS ETF Trust 485BPOS

Exhibit 99.(j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 29, 2024, relating to the financial statements and financial highlights of Kurv Yield Premium Strategy Google (GOOGL) ETF and Kurv Yield Premium Strategy Tesla (TSLA) ETF, each a series of NEOS ETF Trust, for the period ended May 31, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

We also hereby consent to the references to our firm in this Registration Statement on Form N-1A of Kurv Yield Premium Strategy Goldman Sachs (GS) ETF , Kurv Yield Premium Strategy UnitedHealth (UNH) ETF, Kurv Yield Premium Strategy Visa (V) ETF, and Kurv Yield Premium Strategy Walmart (WMT) ETF, each a series of NEOS ETF Trust under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

September 27, 2024